UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

SYNERGY PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 2012

New York, New York 10170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 297-0020

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01                                           Entry into a Material Definitive Agreement

The information set forth in Item 1.03 below with respect to the Asset Purchase Agreement (as defined below) and the DIP Loans (as defined below) is incorporated herein by reference.

Item 1.03                                           Bankruptcy or Receivership

Chapter 11 Filing

On December 12, 2018, Synergy Pharmaceuticals Inc., a Delaware corporation (the “Company”) and its wholly-owned subsidiary, Synergy Advanced Pharmaceuticals, Inc., a Delaware corporation (“Synergy Advanced” and together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”). The Debtors have filed a motion with the Court seeking joint administration of their chapter 11 cases (the “Chapter 11 Cases”) pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re Synergy Pharmaceuticals Inc, et al. (Case No. 18-14010 (JLG)). The Debtors will continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed with the Court motions seeking a variety of “first-day” relief (collectively, the “First Day Motions”), including authority to obtain debtor-in-possession financing, maintain the Debtors’ cash management system, and honor certain obligations of the Debtors.

DIP Loans

Pursuant to a binding term sheet dated December 11, 2018 (the “Term Sheet”) by and among the Company, as debtor-in-possession, Synergy Advanced, as guarantor, CRG Servicing LLC, as DIP administrative agent (“CRG” or “DIP Agent”), and certain affiliates of CRG (collectively, the “Lender”), and in connection with the Chapter 11 Cases, the Lender has agreed to provide a senior secured superpriority debtor-in-possession term loan facility in an aggregate principal amount equal to $[155,000,000], comprised of $[45,000,000] of “new money” loans (the “New Money DIP Loans”), plus $[110,000,000] of loans representing a “roll up” of a portion of the Prepetition Obligations (as defined in the Term Sheet) equal to the sum of (i) outstanding principal, plus (ii) accrued and unpaid interest, including accrued and unpaid postpetition interest at the Default Rate specified in the Prepetition Credit Agreement (as defined in the Term Sheet) from the petition date through and including the date of the entry of the Second Interim Order (as defined in the Term Sheet), plus (iii) any and all unreimbursed costs, fees and expenses of the Prepetition Secured Parties (as defined in the Term Sheet) (the “Roll Up DIP Loans” and together with the New Money DIP Loans, the “DIP Loans”) to the Company on the terms set forth in the Term Sheet and the definitive documentation to be negotiated, executed and delivered by the Company, Synergy Advanced and Lender related to the Term Sheet, including credit, security, collateral and guarantee agreements (collectively, the “CRG DIP Documents”).

Lender’s obligation to provide the DIP Loans is subject to various conditions customary for debtor-in-possession financings of this type, including (i) entry of interim and final orders by the Court, in form and substance satisfactory to the DIP Agent, approving the Debtors’ execution and performance of the Term Sheet and the CRG DIP Documents (such orders, the “DIP Order”), (ii) the filing by the Debtors of an Acceptable Plan (as defined in the Term Sheet) and disclosure statement no later than December 21, 2018, (iii) the Debtors’ and Lender’s execution and delivery of the CRG DIP Documents, in form and substance satisfactory to the DIP Agent, on or prior to December 18, 2018, and (iv) the bid procedures motion, sale motion and “stalking horse” asset purchase agreement not being modified in a manner adverse in any material respect to the rights and interests of the DIP Secured Parties (as defined in the Term Sheet) without the prior written consent of the DIP Agent.

The DIP Loans shall be used by the Company in accordance with the initial budget agreed upon between the Debtors and Lender, which budget may be modified by the Debtors with the consent of the Lender (the “Budget”).  The Company’s variance from the Budget cannot exceed: (i) 20% for the first four-week period (and each week thereof), (ii) 15% for the first five-week period, and (iii) 10% for the first six-week period and all subsequent weeks for various operating categories and 10% for bankruptcy-related disbursements, with certain exceptions as set forth in the Term Sheet (including fees of Lender and its professionals).

The DIP Loans will mature on the earliest of (a) April 9, 2019; (b) the consummation of a sale of all or substantially all of the Company’s assets; (c) the acceleration of the DIP Loans; and (d) such later date as the Lender in its sole discretion may agree in writing with the Company (such earliest date, the “Maturity Date”).

Upon the occurrence of certain mandatory prepayment events, including the consummation of an Acceptable 363 Sale (as defined in the Term Sheet) or upon the effectiveness of an Acceptable Plan (as defined in the Term Sheet), the Acceptable 363 Sale order or the Acceptable Plan, as applicable, shall provide for the indefeasible payment in full in cash of the DIP Loans upon consummation of the sale, or at emergence, as applicable. Once the Company has repaid or prepaid any amounts under the DIP Loans, such amounts may not be reborrowed.

The obligations of the Debtors under the Term Sheet and CRG DIP Documents will have priority over all other allowed Chapter 11 or Chapter 7 administrative expenses under the Bankruptcy Code, subject to a carveout as specified in the DIP Order, and shall be secured by a lien on and a security interest in all assets and property of the Company. The proceeds of the DIP Loans will be used by the Debtors, as permitted by the DIP Order, the Budget, and the CRG DIP Documents, for working capital and general corporate purposes, the pursuit of an Acceptable Sale (as defined in the Term Sheet) and bankruptcy-related costs and expenses, subject to the Carve Out (as defined in the Term Sheet).

In consideration of Lender’s provision of the DIP Loans, upon entry of the Final Order (as defined in the Term Sheet) the Debtors will pay an upfront fee of 2% of the total amount of the New Money DIP Loans. In addition, on the Maturity Date, the Debtors will pay an exit fee of 3% of the total amount of the New Money DIP Loans. The Company will also pay all reasonable and documented professional fees and expenses of Lender in connection with the matters contemplated by the Term Sheet and the CRG DIP Documents.

Interest on the amounts borrowed under the DIP Loans will accrue and be payable monthly at a rate of LIBOR + 9.50% per annum; an additional 4.00% per annum will apply during the continuance of an Event of Default (as defined in the Term Sheet).

The CRG DIP Documents will contain customary representations, warranties, affirmative and negative covenants and events of default substantially consistent with the Prepetition Credit Agreement, except as set forth in the Term Sheet.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the Term Sheet filed as Exhibit 10.1 hereto and incorporated herein by reference.

Asset Purchase Agreement

In connection with the commencement of the Chapter 11 Cases, on December 11, 2018, the Debtors entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Bausch Health Companies, Inc. (“BH”) and its wholly owned subsidiary, Bausch Health Ireland Limited (“Purchaser”), pursuant to which Purchaser agreed to acquire substantially all of the Debtors’ assets and certain liabilities for an aggregate purchase price of approximately $185 million, minus the Cure Costs Deduction (as defined in the Asset Purchase Agreement) and the GTN Adjustment Amount (as defined in the Asset Purchase Agreement), net of any Deposit Funds (as defined below) (the “Cash Consideration”) and an amount in cash equal to the lesser of (x) $15 million and (y) the amount of severance obligations payable to certain eligible employees (other than executive officers) to the extent such obligations constitute administrative expenses in the Chapter 11 Cases pursuant to Sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code.   Within three (3) business days of the entry of the Bidding Procedures Order (as defined in the Asset Purchase Agreement), subject to the execution of an escrow agreement with an escrow agent reasonably acceptable to the Debtors and the Purchaser (the “Escrow Agent”), the Purchaser shall deposit into escrow with the Escrow Agent an amount equal to $18,500,000 (such amount, together with all interest and other earnings accrued thereon, the “Deposit Funds”), by wire transfer of immediately available funds.  The Deposit Funds shall be released by the Escrow Agent and delivered to either (x) the Purchaser or (y) the Company on behalf of the Debtors, as follows:  (i) if the Closing (as defined in the Asset Purchase Agreement) shall occur, the Deposit Funds shall be applied toward the Cash Consideration payable by the Purchaser, (ii) if the Asset Purchase Agreement is terminated by the Debtors for certain material breaches of the Asset Purchase Agreement, the Bidding Procedures Order or the Sale Order (each as defined in the Asset Purchase Agreement) by Purchaser, the Deposit Funds shall be delivered to the Company; or (iii) if the Asset Purchase Agreement is terminated for any other reason, the Deposit Funds shall be delivered to the Purchaser.

The Asset Purchase Agreement contains customary representations and warranties of the parties and is subject to a number of closing conditions, including, among others, (i) the approval by the Court in the Chapter 11 Cases; (ii) the accuracy of representations and warranties of the parties; and (iii) material compliance with the obligations set forth in the Asset Purchase Agreement.

The transactions contemplated by the Asset Purchase Agreement are expected to be conducted through a supervised sale under Section 363 of the Bankruptcy Code and will be subject to proposed bidding procedures, receipt of higher and better offers at auction and approval of the Court. As part of the sale process, the Company intends to file a motion for entry of an order establishing bidding procedures, designating Bausch Health as the “stalking horse” bidder and setting a hearing date on the sale of the assets. Upon entry by the Court, the bidding procedures order will provide that the Purchaser is the “stalking horse” bidder for the assets identified in the Asset Purchase Agreement. The Asset Purchase Agreement calls for the Debtors to pay a break-up fee to Purchaser equal to $7,000,000 in certain circumstances, including the entry into or consummation of an alternative transaction involving the sale of a material portion of the Debtors’ assets to any person or entity other than Purchaser. The Asset Purchase Agreement, subject to Court approval, also provides for the reimbursement of specified expenses of Purchaser incurred in connection with the Asset Purchase Agreement equal to the lesser of (i) $1,950,000 and (ii) the aggregate amount of all reasonable and documented professional fees, out of pocket costs and expenses incurred by BH and the Purchaser. Upon Court approval of the bidding procedures, the Debtors plan to engage in a robust bidding process with any and all interested parties. The CRG DIP Documents contain milestones related to the sale process for purposes of ensuring the consummation of an Acceptable Sale (as defined in the Term Sheet) on or before April 9, 2019 or the consummation of an Acceptable Plan (as defined in the Term Sheet) on or before April 10, 2019.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

On December 12, 2018, the Company issued a press release announcing that the Debtors had entered into the Asset Purchase Agreement, filed petitions to initiate the Chapter 11 Cases and entered into a binding term sheet with CRG regarding providing the DIP Loans upon the satisfaction of certain agreed terms and conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04                                           Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated Company’s obligations, as applicable, under the following debt instruments (the “Debt Instruments”):

•                  Term Loan Agreement, dated as of September 1, 2017 (as amended or supplemented from time to time), by and between the Company, Synergy Advanced, and CRG Servicing LLC, as administrative agent and collateral agent and the lenders party thereto; and

•                  Indenture, dated as of November 3, 2014 (as amended or supplemented from time to time), by and between the Company and Wells Fargo Bank, National Association, as trustee, governing the Company’s 7.50% Convertible Senior Notes due 2019.

The Debt Instruments provide that as a result of the commencement of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable.

Any efforts to enforce the payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2018, in connection with the transactions described in the Asset Purchase Agreement, the Company adopted the Synergy Pharmaceuticals Inc. Amended and Restated Severance Pay Plan and Summary Plan Description (the “Plan”). The Plan replaces and supersedes the Synergy Pharmaceuticals Inc. Severance Pay Plan and Summary Plan Description effective as of August 9, 2018. The Plan is effective as of December 9, 2018.

The Plan is a broad-based severance plan that provides severance benefits to full-time employees of the Company (or its affiliates) (an “Eligible Employee”), in the event their employment is involuntarily terminated by the Company under certain circumstances described in the Plan, including upon the consummation of or within a 2-year period immediately following a Change of Control (as defined under the Plan). An employee who is classified as temporary, independent contractor, casual or seasonal is not an Eligible Employee under the Plan.

Under the terms of the Plan, if the Company terminates an Eligible Employee, the Eligible Employee may be entitled to receive the following benefits, subject to the terms of the Plan:

•                  either (i) a severance payment equal to up to 6 months base salary for Eligible Employees who are sales employees and 10 months base salary for Eligible Employees who are non-sales employees if termination is not within a 2 year period commencing upon a Change of Control or (ii) a severance payment equal to up to 8 months base salary for Eligible Employees who are sales employees and up to 12 months base salary for Eligible Employees who are non-sales employees if termination occurs during a 2 year period commencing upon a Change of Control (such period, the “Severance Duration”);

•                  a monthly Health Payment (as defined in the Plan) for the length of the Severance Duration;

•                  expiration of any unvested portion of options held by such Eligible Employee on the date of termination and any vested portion of such options shall remain exercisable for the length of the Severance Duration, but not later than the expiration date of such options; and

•                  for bonus eligible employees a pro-rata bonus payment based upon the actual number of days the Eligible Employee was employed during such fiscal year assuming attainment of the performance criteria with respect to the Eligible Employee’s bonus opportunity (as determined by the Company’s Board of Directors in its sole discretion) for the fiscal year in which the termination occurs, if an Eligible Employee’s termination occurs during a 2 year period commencing upon a Change of Control.

Notwithstanding the foregoing, no payment shall be made under the Plan to an Eligible Employee in the event of the sale or other disposition of the Company, any related company or any affiliate of the Company or in the event of the sale, transfer or other disposition of any assets of any such entity, including but not limited to the sale, transfer or disposition of any property or other asset owned or operated by Company, a related company or an affiliate of Company, in each case if the Eligible Employee (i) continues to be employed by the Company or an affiliate on or after the date of such sale or other disposition; (ii) resigns or is involuntarily terminated after declining to accept an offer of employment from Company or any of its parent, subsidiary, related or affiliated companies as long as the offer of employment is for a Comparable Position (as defined in the Plan), or (iii) is offered or accepts a Comparable Position (as defined in the Plan) with the acquiring entity or any of its related companies or affiliates.

All payments and other benefits under the Plan are subject to applicable withholding obligations and the Eligible Employee’s granting of a release of all claims. Payments under the Plan are not intended to duplicate severance payments an eligible employee receives pursuant to any employment or similar agreement with the Company or any affiliate and shall be reduced to the extent necessary to avoid such duplication.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which the Company will file as an exhibit to its Annual Report on from 10-K for the fiscal year ended December 31, 2018.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on our current expectations, estimates, and projections about the businesses and prospects of the Company and its subsidiaries (“we” or “us”), as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss, among other matters: our financial and operational results, as well as our expectations for future financial trends and performance of our business in future periods; our strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on our businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for our businesses; the adequacy of the capital resources of our businesses and the difficulty in forecasting the liquidity requirements of the operations of our businesses; the unpredictability of our financial results while in Chapter 11 proceedings; our ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of our indebtedness and our trade creditors; risks and uncertainties with performing under the terms of the debtor-in-possession (“DIP”) financing arrangements and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Company’s ability to operate our businesses within the terms of our respective DIP financing arrangements;  the forecasted uses of funds in the Company’s DIP budgets;  our ability to conduct business as usual in the United States and worldwide; our ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from us; our ability to continue to pay suppliers and vendors;  our ability to fund ongoing business operations through the applicable DIP financing arrangements; the use of the funds anticipated to be received in the DIP financing arrangements;  the ability to control costs during Chapter 11 proceedings; the risk that our Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the ability of the Company to preserve and utilize the NOLs following Chapter 11 proceedings; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to evaluate and close potential M&A opportunities; our long-term outlook; our preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the Court; negotiations with our debtholders, our creditors and any committee approved by the Court;  negotiations with lenders on the definitive DIP financing documents; the Company’s ability to meet the closing conditions of its DIP financing; the Company’s ability to meet the requirements, and compliance with the terms, including restrictive covenants, of their respective DIP financing arrangements and any other financial arrangement while in Chapter 11 proceedings; changes in our operational or cash needs from the assumptions underlying our DIP budgets and forecasts; changes in our cash needs as compared to our historical operations or our planned reductions in operating expense; adverse litigation; changes in domestic and international demand for TRULANCE; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2018, August 8, 2018 and November 9, 2018 and Form 10-K filed with the SEC on March 1, 2018, and similar disclosures in subsequent reports filed with the SEC.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
2.1

Asset Purchase Agreement by and among, Synergy Pharmaceuticals Inc., Synergy Advanced Pharmaceuticals, Inc., Bausch Health Companies Inc. and Bausch Health Ireland Limited, dated as of December 11, 2018 (Schedules and Exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

10.1	Term Sheet, dated December 11, 2018, by and between Synergy Pharmaceuticals Inc. and CRG Servicing, LLC
99.1	Press Release, dated December 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY PHARMACEUTICALS INC.

Dated: December 13, 2018	By:	/s/ Troy Hamilton
Troy Hamilton
Chief Executive Officer